UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2008

The Orchard Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51761	20-3365526
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue 2nd Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 201-9280

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective February 20, 2008, Cliff Haigler, who has been acting as interim Chief Financial Officer, resigned such position in connection with the Company’s appointment of a Chief Financial Officer.

(c) The Company has appointed Nathan Y. Fong as Chief Financial Officer, effective February 20, 2008.

Mr. Fong, age 44, is a Certified Public Accountant. In the last five years he has served as Divisional Vice President of Finance and Administration for Twentieth Century Fox International (2000-2003), Senior Vice President, Chief Financial Officer, for Discovery Communications, Inc. (2003-2004), Chief Financial Officer, Rodale International, Rodale, Inc. (2004 to 2007) and, most recently, Chief Financial Officer for In-Demand Networks (2007 to present).

Mr. Fong and the Company have entered into an Employment Agreement (the “Employment Agreement”), with an “Effective Date” of February 20, 2008. Pursuant to the Employment Agreement, the term of Mr. Fong’s services will extend for three (3) years after the Effective Date, subject to various termination provisions. Mr. Fong’s base salary is $225,000 per year. On the Effective Date, Mr. Fong was awarded 33,333 restricted shares of the Company’s common stock as well as the option to purchase 33,333 shares of common stock, pursuant to the terms and conditions of the Company’s Amended and Restated 2005 Stock Plan.

A copy of Mr. Fong’s Employment Agreement with the Company is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Nathan Fong and Digital Music Group, Inc. (now known as The Orchard Enterprises, Inc.) dated February 20, 2008

99.1	Press Release dated February 20, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Orchard Enterprises, Inc.

By: /s/ Greg Scholl
Name: Greg Scholl
Title: President and Chief Executive Officer

Date: February 20, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Nathan Fong and Digital Music Group, Inc. (now known as The Orchard Enterprises, Inc.) dated February 20, 2008

99.1	Press Release dated February 20, 2008